Exhibit 99.2

FOR IMMEDIATE RELEASE

Investor Contact: Edelita Tichepco Levi Strauss & Co. (415) 501-1953 Investor-relations@levi.com	Media Contact: Amber Rensen Levi Strauss & Co. (415) 501-7777 newsmediarequests@levi.com

LEVI STRAUSS & CO. SUCCESSFULLY COMPLETES PRIVATE PLACEMENT AND

ANNOUNCES NOTES TENDERED BY EXPIRATION TIME

SAN FRANCISCO (February 28, 2017) — Levi Strauss & Co. (the “Company”) announced today that it has closed its private placement of €475 million aggregate principal amount 3 3⁄8% Senior Notes due 2027 (the “Notes”).

The Company also announced today that approximately $370.3 million (or approximately 71%) of its $525 million aggregate principal amount of 6 7⁄8% Senior Notes due 2022 (the “2022 Notes”) were validly tendered on or before 5:00 p.m., New York City time, on February 28, 2017 (the “Expiration Time”). Holders who indicated by the Expiration Time that they will deliver their 2022 Notes through the guaranteed delivery procedures set forth in the Offer to Purchase, dated February 21, 2017 (the “Offer to Purchase”), must deliver their 2022 Notes by the close of business on March 2, 2017 in accordance with the Offer to Purchase.

The Company will use the net proceeds from the offering of the Notes, together with cash on hand, to purchase any 2022 Notes tendered by holders pursuant to the Offer to Purchase and to pay fees and expenses related to the offering of the Notes and the purchase of the 2022 Notes. The Company expects to make payments for the 2022 Notes on March 3, 2017, subject to the satisfaction of the conditions set forth in the Offer to Purchase.

“Improving the structural economics of LS&Co. has been an important focus for the past four years as we continue to position the company for long-term sustainable profitable growth,” said Harmit Singh, executive vice president and chief financial officer at Levi Strauss & Co. “Our diversified global business model and continued growth of our European operations coupled with the financial strength of our company allowed us to successfully price our Euro notes at a rate significantly lower than the notes we plan to redeem. The substantial annual interest expense savings generated by this reduction in our cost of debt will enable us to invest part of those savings into growth initiatives while also improving profitability, thereby enhancing shareholder value over the long term.”

This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes or any other security. Statements in this press release regarding the private offering of debt securities shall not constitute an offer to sell or a solicitation of an offer to buy such securities.

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About Levi Strauss & Co.

Levi Strauss & Co. is one of the world’s largest brand-name apparel companies and a global leader in jeanswear. The company designs and markets jeans, casual wear and related accessories for men, women and children under the Levi’s®, Dockers®, Signature by Levi Strauss & Co.™, and Denizen® brands. Its products are sold in more than 110 countries worldwide through a combination of chain retailers, department stores, online sites, and a global footprint of approximately 2,900 retail stores and shop-in-shops. Levi Strauss & Co.’s reported fiscal 2016 net revenues were $4.6 billion. For more information, go to http://levistrauss.com.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding use of proceeds from the note offering. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We use words like “believe,” “will,” “so we can,” “when,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year 2016, especially in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this news release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this news release. We are not under any obligation and do not intend to update or revise any of the forward-looking statements contained in this news release to reflect circumstances existing after the date of this news release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

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